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                                                           EXHIBITS 5.1 AND 23.2

                    {LETTERHEAD OF PRESTON GATES & ELLIS LLP}

                                December 30, 2004

Western Wireless Corporation
3650 131st Ave. S.E.
Bellevue, Washington 98006

     Re: Western Wireless Corporation 2005 Long-Term Equity Incentive Plan; Western Wireless Corporation Executive Restricted Stock Plan

Ladies and Gentlemen:

      We have acted as counsel to Western Wireless Corporation ("Western Wireless") in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of Western Wireless Class A Common Stock, no par value (the "Shares"), which may be issued in connection with the above-referenced plans (the "Plans"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of Western Wireless relating to the registration and proposed issuance of the Shares, the Amended and Restated Articles of Incorporation of Western Wireless and all amendments thereto, the Bylaws of Western Wireless and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

      Based upon that review, it is our opinion that the Shares when issued in conformance with the terms and conditions of the Plans, will be legally issued, fully paid, and nonassessable under the Washington Business Corporation Act.

      We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

      We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                        Very truly yours,

                                        PRESTON GATES & ELLIS LLP


                                        By   /s/ Matthew S. Topham
                                             ---------------------
                                             Matthew S. Topham